Cardiff Oncology Announces First Patient Dosed in a Phase 2 Trial of Onvansertib in Combination with Irinotecan and 5-FU in Pancreatic Cancer
•Trial represents a key component of onvansertib’s KRAS-targeted clinical programs and is designed to leverage the synergy of onvansertib when combined with irinotecan/5-FU
•The first patient was dosed at the Mayo Clinic Cancer Center, Jacksonville; study to enroll 40 patients at six sites in the U.S.
SAN DIEGO (June 08, 2021) – Cardiff Oncology, Inc. (Nasdaq: CRDF), a clinical-stage biotechnology company developing onvansertib to treat cancers with the greatest medical needs for new treatment options, including KRAS-mutated colorectal cancer, pancreatic cancer and castrate-resistant prostate cancer, announced today that the first patient has been dosed in its Phase 2 clinical trial of onvansertib in combination with nanoliposomal irinotecan and 5-FU as a second-line treatment for metastatic pancreatic ductal adenocarcinoma (PDAC).
The Phase 2 open-label, multicenter trial, which is an integral part of Cardiff Oncology’s focus on KRAS-mutated solid tumor cancers, is designed to assess the safety and preliminary efficacy of onvansertib in combination with standard-of-care as a second-line treatment in patients with metastatic PDAC who have failed first-line gemcitabine-based therapy. The trial is expected to enroll approximately 40 patients across six sites in the U.S., including the three Mayo Clinic Cancer Centers (Arizona, Minnesota and Florida), Kansas University Medical Center, The University of Nebraska Medical Center and Inova Schar Cancer Institute.
"We believe that adding onvansertib to standard-of-care therapy may improve the current dim prognosis for PDAC patients where currently second-line treatment confers only a 7.7% response rate and 3.1-month median progression-free survival," said Daniel H. Ahn, D.O., principal investigator for the trial and medical oncologist, Mayo Clinic Cancer Center, Arizona. “There is increasing evidence in the ongoing Phase 2 trial in KRAS-mutated mCRC that the synergistic effect of onvansertib in combination with irinotecan and 5-FU is resulting in meaningful clinical benefit and improving outcomes for patients with KRAS-mutated cancers and we are optimistic that we will see similar results in this PDAC trial.”
Dr. Mark Erlander, chief executive officer of Cardiff Oncology added, "Onvansertib’s inhibitory effect on the proliferation and survival of KRAS-mutated tumor cells has, notably, shown synergistic clinical benefit in combination with irinotecan and 5-FU in our KRAS-mutated metastatic colorectal cancer trial (mCRC). As metastatic PDAC tumors bear KRAS mutations about 95% of the time, we see an opportunity for onvansertib to improve response rates and increase progression-free survival in this indication with such marked unmet need. The dosing of the first patient in our Phase 2 PDAC trial represents an important step in pursuit of this opportunity, and we look forward to its continued progress."
About the Phase 2 Trial of Onvansertib in Metastatic PDAC
This trial is an open-label, multi-center study designed to assess the safety and efficacy of onvansertib in combination with nanoliposomal irinotecan (Onyvide®), leucovorin, and 5-FU as a second-line treatment in patients with metastatic PDAC. The trial is expected to enroll approximately 40 patients with histologically confirmed measurable and metastatic PDAC who have failed treatment with one prior line of gemcitabine-based chemotherapy. Patients will receive nanoliposomal irinotecan, leucovorin, and 5-FU on Day 1 of 14-day cycles in combination with onvansertib 12 mg/m2 on Days 1-10, or 15 mg/m2, on Days 1-5 of each 14-day cycle. The study will be conducted at six clinical trial sites across the U.S: Mayo Clinic (Arizona, Minnesota, Florida), Kansas University Medical Center, The University of Nebraska Medical Center and Inova Schar Cancer Institute. The primary endpoint will be objective response rate (ORR) by Response Evaluation Criteria in Solid Tumors Version 1.1 (RECIST v1.1). Key secondary and exploratory endpoints include duration of response, median overall survival, ORR in patients receiving more than two treatment cycles, disease control rate (defined as complete response, partial response or stable disease by RECIST v1.1 over the entire treatment period), and assessment of KRAS allelic burden in liquid biopsies as measured by circulating tumor DNA (ctDNA). Please refer to clinicaltrials.gov NCT04752696 for additional clinical trial information.
About Cardiff Oncology, Inc.
Cardiff Oncology is a clinical-stage biotechnology company with the singular mission of developing new treatment options for cancer patients in indications with the greatest medical need. Our goal is to overcome resistance, improve response to treatment and increase overall survival.  We are developing onvansertib, a first-in-class, third-generation Polo-like Kinase 1 (PLK1) inhibitor, in combination with standard-of-care chemotherapy and targeted therapeutics. Our clinical development programs incorporate tumor genomics and biomarker technology to enable assessment of patient response to treatment. We have three clinical programs currently ongoing: a Phase 1b/2 study of onvansertib in combination with FOLFIRI/Avastin® (bevacizumab) in KRAS-mutated metastatic colorectal cancer (mCRC); a Phase 2 study of onvansertib in combination with Zytiga® (abiraterone)/prednisone in metastatic castrate-resistant prostate cancer (mCRPC); and a Phase 2 trial of onvansertib in combination with nanoliposomal irinotecan, leucovorin and fluorouracil for the second-line treatment of patients with metastatic pancreatic ductal adenocarcinoma (PDAC). A Phase 2 study of onvansertib in combination with decitabine in relapsed or refractory acute myeloid leukemia (AML) completed enrollment in 2020. For more information, please visit https://www.cardiffoncology.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as "anticipate," "believe," "forecast," "estimated" and "intend" or other similar terms or expressions that concern Cardiff Oncology's expectations, strategy, plans or intentions. These forward-looking statements are based on Cardiff Oncology's current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, clinical trials involve a lengthy and expensive process with an uncertain outcome, and results of earlier studies and trials may not be predictive of future trial results; our clinical trials may be suspended or discontinued due to unexpected side effects or other safety risks that could preclude approval of our product candidates; risks related to business interruptions, including the outbreak of COVID-19 coronavirus, which could seriously harm our financial condition and increase our costs and expenses; uncertainties of government or third party payer reimbursement; dependence on key personnel; limited experience in marketing and sales; substantial competition; uncertainties of patent protection and litigation; dependence upon third parties; our ability to develop tests, kits and systems and the success of those products; regulatory, financial and business risks related to our international expansion and risks related to failure to obtain FDA clearances or approvals and noncompliance with FDA regulations. There are no guarantees that any of our technology or products will be utilized or prove to be commercially successful. Additionally, there are no guarantees that future clinical trials will be completed or successful or that any precision medicine therapeutics will receive regulatory approval for any indication or prove to be commercially successful. Investors should read the risk factors set forth in Cardiff Oncology's Form 10-K for the year ended December 31, 2020, and other periodic reports filed with the Securities and Exchange Commission. While the list of factors presented here is considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and Cardiff Oncology does not undertake any obligation to update publicly such statements to reflect subsequent events or circumstances.

Cardiff Oncology Contact:
Vicki Kelemen
Chief Operating Officer
858-952-7652
vkelemen@cardiffoncology.com

Investor Contact:
Joyce Allaire
LifeSci Advisors
212-915-2569
jallaire@lifesciadvisors.com

Media Contact:
Amy Jobe, Ph.D.
LifeSci Communications
315-879-8192
ajobe@lifescicomms.com

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